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EXHIBIT 10.2

                  AGREEMENT between: Ingen Technologies, Inc. and Agroworx, Inc.

INGEN
TECHNOLOGIES, INC.
285 E. County Line Road, Calimesa California 92320
(800) 259-9622   FAX: (800) 777-1186


                              CONTRACTING AGREEMENT

This Agreement supercedes all other Agreements with Chris Wirth and/or Agroworx, Inc., made effective as of this 15th day of September, 2005, by and between AgroWorx, Inc., a Nevada Corporation doing business in California, located at 1606 East Washington Street, Suite 346, Colton, CA 92324, further referred to as the ("Contractor"); and Ingen Technologies, Inc., A Public Georgia Corporation, further referred to as the ("Company"), whose principal address is 285 E. County Line Road, Calimesa, California 92320, and is made with reference to the following:

                                    RECITALS

A. The Company is a Medical Device Manufacturer, and in the business of providing medical and consumer products and services on a Global basis. Said products and services are inclusive of, but not limited to, vestibular function testing and balance testing, medical durable equipment and aeroponic farming facilities.

B. The Company desires to engage the services of the Contractor to provide consulting services for the Company. Specifically, the Company desires the Contractor to assist in the design of the Pure Produce(TM) program as described in Exhibit-A, attached hereto.

C. The Contractor has the expertise, knowledge and resources for providing said services.

D. The Company desires to utilize the Contractor's expertise, knowledge and other resources for providing consulting services, and as such, the Contractor desires to offer said consulting services to the Company.


NOW, THEREFORE, the Parties mutually agree as follows:

1. In consideration of the Contractor furnishing the expertise, knowledge and other resources in providing said services as set forth in the above Recitals, the Company agrees to the following:

          a) The Company will issue to the Contractor i) 300,000 shares of restricted stock at the time the Company receives initial funding for the Pure Produce(TM) program, and ii) 500,000 shares of restricted stock 12 months commencing the funding of the Pure Produce(TM) program. The definition of "Commencing" means that the first Pure Produce(TM) facility has been built and has started operations. The term "Restricted Stock" means that the Company will issue its' common restricted shares under SEC Rule-144.

          b) Upon the initial funding of the Pure Produce(TM) program, the Company will pay the Contractor a monthly consulting fee of $ 3,000 to assist in the design and operations of the Pure Produce(TM) facility(s).

          c) The Company will pay the Contractor 2% of the Net Profits, before tax, of the revenues generated from any/all of the Pure Produce(TM) facilities. This payment will be paid annually and/or at the end of each fiscal year.


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                  AGREEMENT between: Ingen Technologies, Inc. and Agroworx, Inc.


          d) The Company may assign other projects to the Contractor. The Company will pay the Contractor a defined amount pursuant to each project. Each project will include a description of the work to be performed and the amount that the Contractor will receive. The Contractor has the right of first refusal with each of these additional projects.


2. The Company will provide said management, materials and operational costs, other than mentioned in Paragraph-1.

3. As a part of the services specified herein, the Contractor accepts the above considerations and understands his rights to provide said services within the United States. The Contractor agrees to provide his "best efforts" to deliver those services.

4. The Contractor is only responsible to provide his/her services for the Pure Produce(TM) facilities. The Company holds harmless the Contractor from any/all liabilities associated with the Pure Produce(TM) program/facilities.

5. Except for the amounts paid to the Contractor as stated in paragraph-1 and within the Recitals herein, the Contractor shall not be entitled to other payment and/or reimbursement for expenses incurred pursuant to this Agreement. All costs and expenses incurred by the Contractor in rendering said services shall be reimbursed or advanced by the Company only upon written authorization to the Contractor by the Company.

6. The Company agrees to provide full and proper assistance to the Contractor inclusive of administrative support, technical support, and professional support on a best efforts basis and within regulatory guidelines and laws set forth for providing said services and without penalty to the Contractor.

7. The Contractor agrees to provide the Company with proper tax documentation and identification upon the signing of this Agreement in accordance to State and Federal tax laws.

8. The relationship between both parties created by this Agreement is that of principal ("the Company") and Outside Contractor ("the Contractor") in that the time spent and the professional manner in which the services are performed shall solely be the responsibility of the Contractor. However, the Contractor agrees to use their best and most diligent efforts, within all laws, to provide the resources and expertise under the terms and conditions setforth herein.

9. During the term of this Agreement, the Contractor will not promote services, either directly and/or indirectly, to any entity and/or competitor that has a similar product as provided by the Company for the duration of this Agreement.

10. In consideration of the importance of confidentiality, non-disclosure and trade secrets, the Contractor acknowledges that during the course of this Agreement between the Company and the Contractor, the Contractor has had access to and will continue to have access to various confidential information and trade secrets consisting of compilations of information, records, specifications and trade lists, which are owned by the Company and which are regularly used in the operation of the Company's business. The Contractor specifically agrees to NOT distribute the product pricing of the Company, nor use the brand name on any of their pricing to their clients. Further, the Contractor will agree to keep confidential all material related to or made a part of this Agreement from any client, employee, associate and/or the like.

     In consideration of continued engagement through this Agreement during the period of the Agreement by the Company, the Contractor shall not disclose any of the aforesaid confidential information or trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the Contractor's engagement with the Company, but does not include information already within the public domain at the time the information is acquired by the Contractor, or information that subsequently becomes public through no act or omission of the Contractor.


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                  AGREEMENT between: Ingen Technologies, Inc. and Agroworx, Inc.


     In further consideration of continued engagement and during the period of the Agreement, all files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by the Contractors or otherwise, coming into the Contractor's possession shall remain the exclusive property of the Company and shall not be removed from the Company's premises under any circumstances whatsoever without prior written consent of the Company.

11. This Agreement shall continue in effect for a period of two years (2-yrs), and may be continued thereafter only by the express mutual agreement of both parties. This agreement may be terminated only for cause or breech of any terms and conditions setforth herein.

12. This document contains the entire Agreement of the parties relating to this Agreement and correctly sets forth the rights, duties and obligations of all parties hereto. Any prior agreements, promises, negotiations and/or representations not expressly set forth in this Agreement is of no force and effect.

13. No waiver of any term or condition of this Agreement shall be deemed or construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party hereto.

14. No amendment or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Unless otherwise specifically set forth under a particular provision, any amendment or modification shall require the overall consent of both parties.

15. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is a conflict between any provision of this Agreement and any statute, law, ordinance, rule, order or regulation, the later shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

16. This Agreement, and all rights and obligations contained herein shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, legal and personal representatives, successors and assigns. It is also specifically agreed and understood that this Agreement shall be binding upon any successor-in-interest to the Company by way of merger, consolidation or otherwise.

17. Any controversy arising out of or in connection with this Agreement, or any amendment thereof, shall be determined and settled by arbitration in accordance with the rules of the American Arbitration Association. The venue for such arbitration shall be exclusively San Bernardino County, the State of California, and any award rendered shall be final and binding on each and all of the parties thereto and their successor-in-interest, and judgment may be entered thereon in any court having jurisdiction thereon. In any such proceeding, the Arbitrator shall be and hereby is empowered to render an award directing specific performance. Each individual party shall take responsibility for obligations pertaining to costs associated with their own legal representation.

18. All notices among the parties hereto shall be in writing and shall be deemed duly served when personally delivered to another party or, in lieu of such personal service, when deposited in the United States mail, certified and return receipt requested, with first class postage prepaid thereon, addressed as set forth above, or in such other place as may be specified in any written notice given pursuant to this paragraph as the address for service of notice. All notices shall be delivered to the parties addresses as witnessed below.


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                  AGREEMENT between: Ingen Technologies, Inc. and Agroworx, Inc.


                Company:         Scott Sand, CEO & Chairman
                                 Ingen Technologies, Inc.
                                 285 E. County Line Rd.
                                 Calimesa, CA 92320
                                 (800) 259-9622
                                 Tax ID No. 88-0429044

                Contractor:      Chris Wirth, CEO
                                 AgroWorx, Inc.
                                 1606 East Washington Street, Suite 346
                                 Colton, CA  92324
                                 909.422.0680
                                 909.835.5700


19. This Agreement shall be governed and construed in accordance with laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above and agree to all of the terms and conditions of this Agreement setforth herein.



         The Contractor:

                           --------------------------------   ------------------
                           Chris Wirth, CEO, Agroworx, Inc.          Date




         The Company:
                           /s/ Scott Sand                     September 15, 2005
                           --------------------------------   ------------------
                           Scott Sand, CEO                           Date



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